Exhibit 10.62
SEMTECH CORPORATION
DIRECTOR DEFERRED COMPENSATION PLAN

1.PURPOSE OF PLAN
The purpose of this Plan is to afford members of the Board who are not officers or employees of the Corporation or one of its Subsidiaries the opportunity to defer the payment of certain equity awards granted for their service on the Board. Equity awards deferred under this Plan remain credited in the form of Stock Units which further align the interests of participating Board members and stockholders.
2.DEFINITIONS
Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.
“Administrator” shall mean the administrator of this Plan as appointed by the Board in accordance with Section 7 of this Plan, which shall administer this Plan in accordance with the provisions hereof.
“Beneficiary” or “Beneficiaries” as to a Director shall mean the duly appointed and currently acting personal representative of the Director’s estate (which shall include either the Director’s probate estate or living trust). In any case where there is no such personal representative of the Director’s estate duly appointed and acting in that capacity within ninety (90) days after the Director’s death (or such extended period as the Administrator determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed one hundred eighty (180) days after the Director’s death), then the Director’s Beneficiary shall be deemed to be the person or persons who can verify by court order that they are legally entitled to receive the benefits specified hereunder. The payment of benefits under this Plan to a Beneficiary shall fully and completely discharge the Corporation, its Subsidiaries and the Administrator from all further obligations under this Plan with respect to the Director.
“Board of Directors” or “Board” shall mean the Board of Directors of the Corporation.
“Change in Control” shall mean the occurrence of (a) a “change in the ownership” of the Corporation within the meaning of Treasury Regulation 1.409A-3(i)(5)(v), (b) a “change in the effective control” of the Corporation within the meaning of Treasury Regulation 1.409A-3(i)(5)(vi)(A)(1) or 1.409A-3(i)(5)(vi)(A)(2), or (c) a change “in the ownership of a substantial portion of the assets” of the Corporation within the meaning of Treasury Regulation 1.409A-3(i)(5)(vii).
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Common Stock” shall mean the common stock of the Corporation.

“Compensation Committee” shall mean the Compensation Committee (or similar successor committee) of the Board.
“Corporation” shall mean Semtech Corporation, a Delaware corporation, and any successor corporation.
“Director” shall mean a member of the Board who is not an officer or employee of the Corporation or one of its Subsidiaries.
“Equity Award” shall mean any award of restricted stock or restricted stock units granted during a particular Plan Year by the Corporation to a Director for services as a member of the Board pursuant to the Equity Award Program.
“Equity Award Program” shall mean the portion of the Corporation’s established compensation arrangements for Directors, as such arrangements are in effect from time to time, pursuant to which equity awards are granted from time to time under the Stock Plan to such Directors for their service on the Board.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Plan” shall mean this Semtech Corporation Director Deferred Compensation Plan as set forth herein and as amended from time to time.
“Plan Year” shall mean the calendar year, with the first Plan Year being 2025.
“Separation from Service” shall mean a Director’s ceasing to serve as a member of the Board for any reason. For purposes of clarity, if at the relevant time, a Director provides services for the Corporation as both an employee and as a member of the Board, to the extent permitted by Treasury Regulation Section 1.409A-1(h)(5), the services provided by such Director as an employee shall not be taken into account in determining whether the Director has experienced a Separation from Service as a Director for purposes of this Plan.
“Stock Plan” shall mean the Semtech Corporation 2017 Long-Term Equity Incentive Plan, as amended from time to time (or a successor plan thereto).
“Stock Unit” shall mean a stock unit award granted by the Corporation pursuant to the Stock Plan, with a “stock unit” generally meaning a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment pursuant to the Stock Plan and the applicable award terms).
“Subsidiary” shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.
3.PARTICIPATION
Directors will be eligible to defer the payment of all or a portion of their Equity Awards in accordance with this Plan. Notwithstanding anything else contained in this Plan to the contrary,

the Administrator may, in its sole discretion and effective as of the end of any Plan Year, terminate the ability of a Director to defer new Equity Awards under this Plan.
4.ELECTIONS TO DEFER THE PAYMENT OF EQUITY AWARDS
4.1Amount and Timing of Deferrals. Subject to Section 3 above, a Director may elect to defer the payment of up to 100% of any Equity Awards granted or to be granted, as the case may be, to the Director during a Plan Year. Such deferral election may be made as to any 10% increment of a Director’s Equity Awards. Except as provided in Section 4.2, any election by a Director to defer his or her Equity Awards must be filed with the Corporation, on a form and in a manner prescribed by the Corporation, by December 31st of the calendar year preceding the Plan Year with respect to which such election is effective or such earlier deadline as may be established by the Corporation with respect to such Plan Year.
4.2First Year of Eligibility. In the case of an individual to be elected or appointed to the Board for the first time (i.e., a new Director) who was not previously employed by the Corporation or one of its Subsidiaries, he or she may make an election to defer any Equity Award by filing a deferral election with the Corporation, on a form and in a manner prescribed by the Corporation, prior to the first day on which he or she is a Director. Such election shall be effective beginning with the Plan Year in which the individual is first a Director as to any Equity Award earned for services performed on or after the date he or she is first a Director.
4.3“Evergreen” Duration of Deferral Election and Changes to Deferral Elections. Any election to defer any Equity Award made under Section 4.1 or Section 4.2 shall be irrevocable and shall continue in effect for (1) the Plan Year for which it is effective, and (2) unless and until a new election by the Director becomes effective as provided below, each subsequent Plan Year for so long as the Director remains a member of the Board. If a Director makes a new election pursuant to Section 4.1 or provides the Corporation with written notice to terminate deferrals, such new election shall take effect beginning with the first new Plan Year to commence after such election or notice is received by the Corporation. A Director who has filed an election to terminate deferrals under this Plan may elect to recommence deferrals for future Plan Years by filing a new election pursuant to Section 4.1.
5.EQUITY AWARDS
5.1Stock Units. Any Equity Award as to which a Director has made a deferral election under this Plan shall be awarded in the form of Stock Units and, to the extent such an Equity Award would have otherwise been granted by the Corporation in the form of restricted stock, it shall instead be awarded in the form of Stock Units. With respect to any Equity Award as to which a Director has made a deferral election under this Plan: (i) this Plan (and the applicable deferral election made by the Director under this Plan) shall control the timing of payment of the Stock Units (including any applicable dividend equivalents credited thereon) subject to such award; and (ii) the Equity Award shall otherwise remain subject to the terms and conditions of the applicable award agreement (including, without limitation, vesting requirements, adjustment provisions, and provisions for the crediting of dividend equivalents while the Equity Award remains outstanding (including any applicable deferral period)). A Director shall not be entitled to any payment with respect to any Stock Units (including any dividend equivalents with respect thereto) that terminate, without vesting, pursuant to the applicable award terms.

6.PAYMENT OF STOCK UNITS
6.1Timing of Payment of Stock Units.
6.1.1Timing of Payment Generally. Subject to Sections 6.1.2, 6.3 and 6.4 below, any Stock Units as to which a Director has elected to defer payment pursuant to Section 4 shall (subject to the applicable vesting requirements) be paid to the Director in a lump sum upon or as soon as administratively practicable following (and in all events within thirty (30) days following) the Director’s Separation from Service; provided, however, that at the time of making a deferral election pursuant to Section 4, a Director may elect to have the Stock Units subject to such deferral election paid in substantially equal annual installments over a three (3)-year or five (5)-year period, with the first such installment to be paid upon or as soon as administratively practicable following (and in all events within thirty (30) days following) the Director’s Separation from Service (the “First Installment Date”) and the remaining installments to be paid on or as soon as practicable following (and in all events within thirty (30) days following) the following two (2) or four (4) anniversaries, as applicable, of the First Installment Date. Each installment shall be rounded to the nearest whole Stock Unit and the final payment (whether lump sum or installments) shall be rounded down to the nearest whole Stock Unit.
6.1.2Change in Control. Notwithstanding the foregoing, if a Change in Control occurs before any Stock Units credited to a Director’s Account otherwise become payable (including any installment payments that the Director may have elected that have not yet become payable following the Director’s Separation from Service), such Stock Units shall be paid to the Director in a lump sum upon or as soon as administratively practicable following (and in all events within thirty (30) days following) the Change in Control.
6.1.3“Evergreen” Duration of Payment Election and Changes to Payment Elections. A Director’s election as to the form of payment made under this Section 6.1 shall be irrevocable and shall apply to Stock Units deferred for the Plan Year for which it is effective and each subsequent Plan Year for so long as the Director remains a member of the Board unless, prior to the commencement of any subsequent Plan Year, the Director makes a new election pursuant to Section 4.1 or Section 6.1.1 that amends the percentage of Equity Awards to be deferred or the timing of payment for the deferred Equity Awards for such subsequent Plan Year (but, for purposes of clarity, any such new election shall not apply to the Plan Year in which it is made or any prior Plan Year).
6.2Form of Payment. Distribution of Stock Units shall be made in the form of payment otherwise provided for in the applicable award terms.
6.3Specified Employees. Notwithstanding any provision of this Plan to the contrary, if any payment of Stock Units pursuant to this Section 6 is triggered by a Director’s Separation from Service and the Director is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Director’s Separation from Service, the Director shall not be entitled to receive such payment until the earlier of (i) the date which is six (6) months after the Director’s Separation from Service for any reason other than death, or (ii) the date of the Director’s death. Any amounts otherwise payable to the Director upon or in the six (6) month period following the Director’s Separation from Service that are not so paid by reason of this Section 6.3 shall be paid (without interest) as soon as practicable (and in all events within thirty (30) days) after the date that is six (6) months after the Director’s Separation from Service (or, if earlier, as soon as practicable, and in all events within thirty (30) days, after the date of the Director’s death). The provisions of this Section 6.3 shall only apply if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Code Section 409A.
6.4Death of Director. In the event that a Director or former Director dies before receiving payment of his or her vested Stock Units under this Plan, the balance of the Director’s vested Stock Units shall be paid to the Director’s Beneficiary, in the form of a lump sum payment, as soon as administratively practical after the date of the Director’s death.
7.ADMINISTRATION
7.1Administrator. Unless otherwise provided by the Board, this Plan shall be administered by the Compensation Committee.
7.2Powers and Duties of the Administrator. The Administrator shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:
(a)    To construe and interpret the terms and provisions of this Plan;
(b)    To make any required determination as to the amount or kind of benefits payable to Directors and their Beneficiaries, and to determine the time and manner in which such benefits are paid;
(c)    To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof; and
(d)    To delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
7.3Binding Determinations; Indemnification.  Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.  Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Stock Units credited under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

8.MISCELLANEOUS
8.1Unsecured General Creditor. Directors and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Corporation or any of its Subsidiaries. No assets of the Corporation or any Subsidiary shall be held under any trust or held in any way as collateral security for the fulfilling of the obligations of the Corporation under this Plan. Any and all of the assets of the Corporation and its Subsidiaries shall be, and remain, the general unpledged, unrestricted assets of each such entity. The Corporation’s obligations under this Plan shall be merely that of an unfunded and unsecured promise of the Corporation to make payment in the future to those persons to whom the Corporation has a benefit obligation under this Plan (as determined in accordance with the terms hereof), and the respective rights of Directors and their Beneficiaries shall be no greater than those of unsecured general creditors.
8.2Restriction Against Assignment. No part of a Director’s deferred Stock Units shall be liable for the debts, contracts, or engagements of any Director, his or her Beneficiary, or successors in interest, nor shall a Director’s deferred Stock Units be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber, or assign any benefits or payments with respect to a deferred Stock Unit in any manner whatsoever. If any Director, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any distribution or payment with respect to any deferred Stock Units, voluntarily or involuntarily, the Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Director, Beneficiary or successor in interest in such manner as the Administrator shall direct.
8.3Amendment, Modification, Suspension or Termination. The Board or the Administrator may at any time amend or modify this Plan, except that no amendment or modification shall have any retroactive effect to reduce any amounts allocated to a Director’s Account. In addition, the Board or the Administrator reserves discretion to terminate this Plan and pay the Stock Units credited to Director’s Account hereunder to the Director, in each case in accordance with Treasury Regulation Section 1.409A-3(j)(4)(ix).
8.4Governing Law; Severability. This Plan shall be construed, governed and administered in accordance with the laws of the State of California. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.
8.5No Service Commitment. Nothing contained in this Plan constitutes a continued service commitment by the Corporation or interferes with the right of the Corporation to increase or decrease the compensation of the Director from the rate in existence at any time. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan.
8.6Compliance with Laws. This Plan is subject to compliance with all applicable federal and state laws, rules and regulations.
8.7Construction and Interpretation. It is the intent of the Corporation that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”) so that, to the extent elections are timely made, the grant of Stock Units, the payment of Stock Units and any other event with respect to Stock Units under or with respect to this Plan will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder.
This Plan is intended to comply with Section 409A of the Code (including the Treasury Regulations and other published guidance relating thereto) so as not to subject any Director to payment of any additional tax, penalty or interest imposed under Code Section 409A. The provisions of this Plan shall be construed and interpreted to avoid the imputation of any such additional tax, penalty or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefit payable to the Director. Each payment and installment payable under this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).
8.8Headings, etc. Not Part of Agreement. Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.
8.9No Advice to Participants. Each Director is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Director may determine is needed or appropriate with respect to this Plan (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Stock Units and any shares that may be acquired upon payment of the Stock Units). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Plan) or recommendation with respect to this Plan.